CUSIP No. 03783C100	13D	Page 16 of 16 Pages

Exhibit 99.1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A Common Stock of Appfolio, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: July 6, 2015

Investment Group of Santa Barbara, LLC

By:	/s/ KIMBERLY SHEA
Kimberly Shea
Title: Attorney-In-Fact

IGSB Internal Venture Fund II, LLC

By:	/s/ KIMBERLY SHEA
Kimberly Shea
Title: Attorney-In-Fact

IGSB IVP II, LLC

By:	/s/ KIMBERLY SHEA
Kimberly Shea
Title: Attorney-In-Fact

IGSB Internal Venture Fund III, LLC

By: Investment Group of Santa Barbara, LLC

	By:	/s/ KIMBERLY SHEA
Kimberly Shea
Title: Attorney-In-Fact

IGSB IVP III, LLC

By: Investment Group of Santa Barbara, LLC

	By:	/s/ KIMBERLY SHEA
Kimberly Shea
Title: Attorney-In-Fact

Timothy K. Bliss
Maurice J. Duca
William R. Rauth III

/s/ KIMBERLY SHEA
Kimberly Shea, Attorney-In-Fact